SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   October 26, 2011

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	Commission File Number	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 27, 2011, our Executive Compensation Committee recommended and independent members of the Board of Directors approved the following base salaries for Kirk Thompson and John N. Roberts, III.  On October 26, 2011, our Executive Compensation Committee approved the following base salaries for David G. Mee, Craig Harper and Terry Matthews.

Kirk Thompson	Chairman of the Board	$ 550,000

John N. Roberts, III	President and CEO	$ 595,000

David G. Mee	EVP, Finance and Administration and CFO	$ 365,000

Craig Harper	EVP, Operations and COO	$ 370,000

Terry Matthews	EVP, Sales and Marketing	$ 372,500

A summary of our compensation arrangements with our named executive officers, excluding awards which may be made under our Management Incentive Plan, is attached as an exhibit to this Form 8-K.

ITEM 8.01	OTHER EVENTS

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On October 27, 2011, we issued a news release announcing the declaration of the regular quarterly dividend of $.13 per common share payable to stockholders of record on November 21, 2011.  The dividend will be paid on December 1, 2011.  Also included in the news release was the announcement that our Board of Directors adopted a new share repurchase program authorizing the repurchase of $500 million of the Company’s common stock.

A copy of the news release is filed as an exhibit to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	News release issued by J.B. Hunt Transport Services, Inc. on October 27, 2011 announcing declaration of a dividend and a share repurchase program.

99.2	Summary of Compensation Arrangements with Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 1st day of November 2011.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer

3